Exhibit (e) (ii)  under Form N-1A
                                           Exhibit (1) under Item 601/Reg. S-K



                                  Exhibit C
                        to the Distributor's Contract

                                  CCB FUNDS

                               CCB Equity Fund

      In consideration of the mutual covenants set forth in the Distributor's Contract dated May 1, 1992 between CCB Funds and Federated Securities Corp., CCB Funds executes and delivers this Exhibit on behalf of the Funds, and with respect to the separate Classes of Shares thereof, first set forth in this Exhibit.


      Witness the due execution hereof this first day of December, 1999.



                                    CCB FUNDS



                                    By:  /s/ J. Christopher Donahue
                                      -----------------------------------
                                    Name:  J. Christopher Donahue
                                    Title:  Executive Vice President


                                    FEDERATED SECURITIES CORP.



                                    By:  /s/ David M. Taylor
                                       ---------------------------
                                    Name:  David M. Taylor
                                    Title:  Executive Vice President